As filed with the Securities and Exchange Commission on March 5, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-32479

FORM S-8 REGISTRATION STATEMENT NO. 333-56904

FORM S-8 REGISTRATION STATEMENT NO. 333-106852

FORM S-8 REGISTRATION STATEMENT NO. 333-150512

FORM S-8 REGISTRATION STATEMENT NO. 333-181638

FORM S-8 REGISTRATION STATEMENT NO. 333-196423

FORM S-8 REGISTRATION STATEMENT NO. 333-211446

FORM S-8 REGISTRATION STATEMENT NO. 333-218079

Under

the Securities Act of 1933

Westmoreland Coal Company

(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300

Englewood, Colorado 80112

(303) 922-6163

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Westmoreland Coal Company and Affiliated Companies Employees’ Savings/Retirement Plan

1991 Non-Qualified Stock Option Plan for Non-Employee Directors

1995 Long-Term Incentive Stock Plan

1996 Directors’ Stock Incentive Plan

2000 Long-Term Incentive Stock Plan

2000 Nonemployee Directors’ Stock Incentive Plan

2001 Director Compensation Plan

2002 Long-Term Incentive Stock Plan

Westmoreland Coal Company 2007 Equity Incentive Plan for Employees and Non-Employee Directors

Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors

Westmoreland Coal Company 2014 Equity Incentive Plan for Employees and Non-Employee Directors

Westmoreland Coal Company 2014 Equity Incentive Plan

Westmoreland Coal Company Amended and Restated 2014 Equity Incentive Plan

(Full title of the plans)

Jennifer S. Grafton, Esq.

Chief Legal Officer, Chief Administrative Officer and Secretary

Westmoreland Coal Company

9540 South Maroon Circle, Suite 300

Englewood, Colorado 80112

(303) 922-6163

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael P. Fisherman

Kirkland & Ellis LLP

609 Main St. Suite 4500

Houston, Texas

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Westmoreland Coal Company (the “Company”) deregisters all shares of common stock, par value $0.01, of the Company remaining unissued under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)

Registration Statement on Form S-8 (No. 333- 32479), pertaining to the registration of 325,000 shares of the Company’s common stock for the Westmoreland Coal Company and Affiliated Companies Employee’s Savings/Retirement Plan, which was filed with the SEC on July 31, 1997.

(2)

Registration Statement on Form S-8 (No. 333- 56904), pertaining to the registration of 1,616,000 shares of the Company’s common stock for the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, the 1995 Long-Term Incentive Stock Plan, the 1996 Directors’ Stock Incentive Plan, the 2000 Long-Term Incentive Stock Plan, the 2000 Nonemployee Directors’ Stock Incentive Plan and the 2001 Director Compensation Plan, which was filed with the SEC on March 12, 2001.

(3)

Registration Statement on Form S-8 (No. 333- 106852), pertaining to the registration of 450,000 shares of the Company’s common stock for the 2002 Long-Term Incentive Stock Plan, which was filed with the SEC on July 7, 2003.

(4)

Registration Statement on Form S-8 (No. 333- 150512), pertaining to the registration of 700,000 shares of the Company’s common stock for the Westmoreland Coal Company 2007 Equity Incentive Plan for Employees and Non-Employee Directors, which was filed with the SEC on April 30, 2008.

(5)

Registration Statement on Form S-8 (No. 333- 181638), pertaining to the registration of 700,000 shares of the Company’s common stock for the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors, which was filed with the SEC on May 24, 2012.

(6)

Registration Statement on Form S-8 (No. 333- 196423), pertaining to the registration of 550,000 shares of the Company’s common stock for the Westmoreland Coal Company 2014 Equity Incentive Plan for Employees and Non-Employee Directors, which was filed with the SEC on May 30, 2014.

(7)

Registration Statement on Form S-8 (No. 333- 211446), pertaining to the registration of 350,000 shares of the Company’s common stock for the Westmoreland Coal Company 2014 Equity Incentive Plan, which was filed with the SEC on May 18, 2016.

(8)

Registration Statement on Form S-8 (No. 333- 218079), pertaining to the registration of 600,000 shares of the Company’s common stock for the Westmoreland Coal Company Amended and Restated 2014 Equity Incentive Plan, which was filed with the SEC on May 18, 2017.

On October 9, 2018, the Company and certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas. The Debtors’ chapter 11 cases are being jointly administered and are captioned In re Westmoreland Coal Company, et al (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on March 5, 2019.

Westmoreland Coal Company

By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton
Chief Legal Officer, Chief Administrative Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael G. Hutchinson Michael G. Hutchinson	Interim Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 5, 2019

/s/ Scott Henry Scott Henry	Chief Accounting Officer and Vice President of Accounting (Principal Accounting Officer)	March 5, 2019

/s/ Robert C. Scharp Robert C. Scharp	Chairman of the Board	March 5, 2019

/s/ Terry Bachynski Terry Bachynski	Director	March 5, 2019

/s/ Robert C. Flexon Robert C. Flexon	Director	March 5, 2019

/s/ Gail E. Hamilton Gail E. Hamilton	Director	March 5, 2019

/s/ Craig R. Mackus Craig R. Mackus	Director	March 5, 2019

/s/ Jeffrey S. Stein Jeffrey S. Stein	Director	March 5, 2019

/s/ Robert A. Tinstman Robert A. Tinstman	Director	March 5, 2019